FORM N-SAR FOR THE SEMI-ANNUAL PERIOD ENDED 12/31/00

REGISTRANT: METROPOLITAN SERIES FUND, INC.

ITEM 77: Attachments

SUB-ITEM 77C: Submission of matters to a vote of security holders

1. A Special meeting of shareholders of the Harris Oakmark Large
Cap Value Portfolio of the Metropolitan Series Fund, Inc. was held on November 17, 2000. Submitted to a vote at the meeting was the approval of a new sub-investment management agreement for the Harris Oakmark Large Cap Value Portfolio, such agreement to be substantially identical to the current sub-investment management agreement for the Portfolio.

Harris Oakmark Large Cap Value Portfolio Sub-Investment Management
Agreement

For	4,492,965.063
Against	86,066.529
Abstain	365,081.681

2. A Special meeting of shareholders of the Loomis Sayles High Yield Bond Portfolio of the Metropolitan Series Fund, Inc. was held on November 17, 2000. Submitted to a vote at the meeting was the approval of a new sub-investment management agreement for the Loomis Sayles High Yield Bond Portfolio, such agreement to be substantially identical to the current sub-investment management agreement for the Portfolio.

Loomis Sayles High Yield Bond Portfolio Sub-Investment Management
Agreement

For	6,888,726.044
Against	158,495.225
Abstain	430,891.635


SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws;

Incorporated by reference to Post Effective Amendment No. 28 filed with SEC on November 30, 2000. (Articles Supplementary to Articles of Incorporation)

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77J;

Incorporated by reference to Post Effective Amendment No. 28 filed with SEC on November 30, 2000. (Metropolitan Series Fund, Inc.
Class B Distribution Plan)

Incorporated by reference to Post Effective Amendment No. 28 filed with SEC on November 30, 2000. (Metropolitan Series Fund, Inc. Plan Pursuant to Rule 18f-3 Under the Investment Company Act of 1940)

(e) Copies of any new or amended Registrant investment advisory contracts;

Incorporated by reference to Post Effective Amendment No. 28 filed with SEC on November 30, 2000. (Amended Sub-Investment Management Agreements for the Loomis Sayles High Yield Bond Portfolio and the Harris Oakmark Large Cap Value Portfolio)

Incorporated by reference to Post Effective Amendment No. 28 filed with SEC on November 30, 2000. (Interim Sub-Investment Management Agreements for the Loomis Sayles High Yield Bond Portfolio and the Harris Oakmark Large Cap Value Portfolio)